Exhibit 99.1

NETGEAR® REPORTS RECORD FIRST QUARTER 2011 RESULTS

•	First quarter 2011 net revenue of $278.8 million, as compared to $211.6 million in the comparable prior year quarter, 32% year-over-year growth

•	First quarter 2011 non-GAAP net income of $24.2 million, as compared to $17.1 million in the comparable prior year quarter, 42% year-over-year growth

•	First quarter 2011 non-GAAP diluted earnings per share of $0.65, as compared to $0.48 in the comparable prior year quarter, 35% year-over-year growth

•	Company expects second quarter 2011 net revenue to be in the range of $270 million to $280 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – April 28, 2011 – NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the first quarter ended April 3, 2011.

Net revenue for the first quarter ended April 3, 2011 was $278.8 million, as compared to $211.6 million for the first quarter ended March 28, 2010, and as compared to $258.5 million in the fourth quarter ended December 31, 2010. Net income, computed in accordance with GAAP, for the first quarter of 2011 was $21.2 million, or $0.57 per diluted share. This compared to GAAP net income of $13.7 million, or $0.38 per diluted share, for the first quarter of 2010, and to GAAP net income of $13.6 million, or $0.37 per diluted share, in the fourth quarter of 2010.

Gross margin on a non-GAAP basis in the first quarter of 2011 was 32.1%, as compared to 35.2% in the year ago comparable quarter, and 32.0% in the fourth quarter of 2010. Non-GAAP operating margin was 12.6% in the first quarter of 2011, as compared to 13.5% in the first quarter of 2010, and 11.4% in the fourth quarter of 2010. Non-GAAP net income was $0.65 per diluted share in the first quarter of 2011, as compared to non-GAAP net income of $0.48 per diluted share in the first quarter of 2010, and non-GAAP net income of $0.44 per diluted share in the fourth quarter of 2010.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We are extremely pleased with our first quarter 2011 performance, another quarter of record revenue and profit. We were carrying tremendous momentum out of a very strong fourth quarter, and our new products continue to exceed our expectations and enable us to gain market share.”

“Our impressive first quarter growth was driven by new products introduced in recent quarters. Particularly encouraging is the market’s reception to our products in TV and mobile connectivity, Docsis 3.0 cable gateways, and business network storage. To continue the new product momentum, we introduced another 20 new products in Q1 2011, beefing up our portfolios in the areas of TV connectivity, Docsis 3.0 cable gateways, and security appliances.”

“Most notably we announced earlier this month the closing of our acquisition of Westell’s Customer Networking Solutions Business. The transaction allows us to deepen our penetration into the U.S. telecommunications channel and provide our entire portfolio of products to a segment where we previously lacked a strong presence. With the addition of the CNS customer base we are acquiring, we hope to bolster our service provider revenue growth and further strengthen our market position among U.S. telecommunications operators.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the first quarter of 2011 with $279.2 million in cash, cash equivalents and short-term investments, compared to $240.9 million at the end of the first quarter of 2010, and $270.7 million at the end of the fourth quarter of 2010. Our net inventory ended at $140.1 million, compared to $109.9 million at the end of the first quarter of 2010, and $127.4 million at the end of the fourth quarter of 2010.”

In the first quarter of fiscal 2011, in order to achieve operational efficiencies, the Company combined its North American, Central American and South American sales forces to form the Americas territory. Previously North America was its own geographic region and the Central American and South American territories were categorized within the Asia Pacific geographic region. Following this change, the Company is organized into the following three geographic territories: Americas, Europe, Middle-East and Africa (EMEA) and Asia Pacific. The Company has reclassified the disclosure of net revenue by geography for prior periods to conform to the current period’s presentation. The change did not result in material differences from what was previously reported. Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

	Three months ended
	April 3, 2011		December 31, 2010		March 28, 2010
Americas	$131,947	47%	$134,281	52%	$107,286	51%
Europe, Middle-East and Africa	122,620	44%	101,539	39%	81,147	38%
Asia Pacific	24,256	9%	22,711	9%	23,122	11%

	$278,823	100%	$258,531	100%	$211,555	100%

Starting in the second quarter of 2011, the Company’s business will be managed in three specific business units: retail, commercial, and service provider. Each business unit will be managed by a Senior Vice President/General Manager. We believe this new structure will enable us to better focus our efforts on our core customer segments and allow us to be more nimble and opportunistic as a company overall. As such, the Company will provide further financial information specific to each of these three business units in its quarterly report on Form 10-Q for the quarter ended July 3, 2011.

Looking forward, Mr. Lo added, “We continue to benefit from our unwavering commitment to research and development, which has resulted in unprecedented new product introductions in the past year. Our strong product innovation has driven growth in the first quarter and we remain committed to developing our pipeline to ensure growth moving forward in 2011. In the second quarter of 2011, we intend to roll out 17 new products. For the second quarter of 2011, we expect net revenue in the range of approximately $270 million to $280 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter 2011 results and discuss management’s expectations for the second quarter of 2011 today, Thursday, April 28, 2011 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, May 5, 2011 by telephone at (858) 384-5517 and via the web at www.netgear.com. The account number to access the phone replay is 371235.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 28,000 retail locations around the globe, and through more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://www.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2011 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, our ability and intent to launch new product offerings and continue product development efforts, our expectations regarding the Westell CNS business acquisition, current and future demand for the Company’s existing and anticipated new products, and our ability to increase market share for the Company’s products globally. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 11 through 29, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 28, 2011. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 3,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$157,536	$126,173
Short-term investments	121,637	144,564
Accounts receivable, net	197,622	226,731
Inventories	140,113	127,394
Deferred income taxes	19,584	19,332
Prepaid expenses and other current assets	26,572	23,850

Total current assets	663,064	668,044
Property and equipment, net	17,060	17,503
Intangibles, net	4,884	6,241
Goodwill	74,198	74,198
Other non-current assets	14,243	14,335

Total assets	$773,449	$780,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,233	$89,155
Accrued employee compensation	15,357	24,130
Other accrued liabilities	101,805	110,413
Deferred revenue	18,381	27,538
Income taxes payable	—	3,487

Total current liabilities	216,776	254,723
Non-current income taxes payable	20,217	19,719
Other non-current liabilities	5,326	5,443

Total liabilities	242,319	279,885
Stockholders’ equity:
Common stock	37	36
Additional paid-in capital	326,845	316,108
Cumulative other comprehensive income (loss)	(53)	281
Retained earnings	204,301	184,011

Total stockholders’ equity	531,130	500,436

Total liabilities and stockholders’ equity	$773,449	$780,321

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 3,	December 31,	March 28,
	2011	2010	2010
Net revenue	$278,823	$258,531	$211,555
Cost of revenue	191,037	177,377	138,731

Gross profit	87,786	81,154	72,824

Operating expenses:
Research and development	11,014	10,158	9,305
Sales and marketing	36,648	36,354	30,789
General and administrative	9,645	9,523	8,942
Restructuring	—	(12)	13
Litigation reserves, net	(53)	—	68

Total operating expenses	57,254	56,023	49,117

Income from operations	30,532	25,131	23,707
Interest income	129	124	70
Other income (expense), net	(330)	(176)	(194)

Income before income taxes	30,331	25,079	23,583
Provision for income taxes	9,142	11,457	9,856

Net income	$21,189	$13,622	$13,727

Net income per share:
Basic	$0.58	$0.38	$0.39

Diluted	$0.57	$0.37	$0.38

Weighted average shares outstanding used to compute net income per share:
Basic	36,414	35,906	34,947

Diluted	37,340	36,843	35,716

Stock-based compensation expense was allocated as follows:
Cost of revenue	$235	$205	$279
Research and development	661	562	581
Sales and marketing	1,301	1,171	1,212
General and administrative	1,175	1,052	1,069

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring,

acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 3,	December 31,	March 28,
	2011	2010	2010
Net revenue	$278,823	$258,531	$211,555
Cost of revenue	189,445	175,849	137,151

Gross profit	89,378	82,682	74,404

Operating expenses:
Research and development	10,333	9,576	8,385
Sales and marketing	35,347	35,183	29,577
General and administrative	8,470	8,471	7,873

Total operating expenses	54,150	53,230	45,835

Income from operations	35,228	29,452	28,569
Interest income	129	124	70
Other income (expense), net	(330)	(176)	(194)

Income before income taxes	35,027	29,400	28,445
Provision for income taxes	10,866	13,347	11,386

Net income	$24,161	$16,053	$17,059

Net income per share:
Basic	$0.66	$0.45	$0.49

Diluted	$0.65	$0.44	$0.48

Weighted average shares outstanding used to compute net income per share:
Basic	36,414	35,906	34,947

Diluted	37,340	36,843	35,716

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended
	April 3,	December 31,	March 28,
	2011	2010	2010
GAAP gross profit	$87,786	$81,154	$72,824
Amortization of intangible assets	1,357	1,323	1,301
Stock-based compensation expense	235	205	279

Non-GAAP gross profit	$89,378	$82,682	$74,404

Non-GAAP gross margin	32.1%	32.0%	35.2%
GAAP research and development	$11,014	$10,158	$9,305
Stock-based compensation expense	(661)	(562)	(581)
Acquisition related compensation	(20)	(20)	(339)

Non-GAAP research and development	$10,333	$9,576	$8,385

GAAP sales and marketing	$36,648	$36,354	$30,789
Stock-based compensation expense	(1,301)	(1,171)	(1,212)

Non-GAAP sales and marketing	$35,347	$35,183	$29,577

GAAP general and administrative	$9,645	$9,523	$8,942
Stock-based compensation expense	(1,175)	(1,052)	(1,069)

Non-GAAP general and administrative	$8,470	$8,471	$7,873

GAAP total operating expenses	$57,254	$56,023	$49,117
Stock-based compensation expense	(3,137)	(2,785)	(2,862)
Restructuring	—	12	(13)
Acquisition related compensation	(20)	(20)	(339)
Litigation reserves	53	—	(68)

Non-GAAP total operating expenses	$54,150	$53,230	$45,835

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended
	April 3, 2011	December 31, 2010	March 28, 2010
GAAP operating income	$30,532	$25,131	$23,707
Amortization of intangible assets	1,357	1,323	1,301
Stock-based compensation expense	3,372	2,990	3,141
Restructuring	—	(12)	13
Acquisition related compensation	20	20	339
Litigation reserves	(53)	—	68

Non-GAAP operating income	$35,228	$29,452	$28,569

Non-GAAP operating margin	12.6%	11.4%	13.5%
GAAP net income	$21,189	$13,622	$13,727
Amortization of intangible assets	1,357	1,323	1,301
Stock-based compensation expense	3,372	2,990	3,141
Restructuring	—	(12)	13
Acquisition related compensation	20	20	339
Litigation reserves	(53)	—	68
Tax effect	(1,724)	(1,890)	(1,530)

Non-GAAP net income	$24,161	$16,053	$17,059

NET INCOME PER DILUTED SHARE:

	Three months ended
	April 3, 2011	December 31, 2010	March 28, 2010
GAAP net income per diluted share	$0.57	$0.37	$0.38
Amortization of intangible assets	0.04	0.04	0.04
Stock-based compensation expense	0.09	0.08	0.09
Restructuring	—	(0.00)	0.00
Acquisition related compensation	0.00	0.00	0.01
Litigation reserves	(0.00)	—	0.00
Tax effect	(0.05)	(0.05)	(0.04)

Non-GAAP net income per diluted share	$0.65	$0.44	$0.48

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 3,	December 31,	October 3,	June 27,	March 28,
	2011	2010	2010	2010	2010
Cash, cash equivalents and short-term investments	$279,173	$270,737	$243,509	$231,030	$240,947
Cash, cash equivalents and short-term investments per diluted share	$7.48	$7.35	$6.76	$6.43	$6.75

Accounts receivable, net	$197,622	$226,731	$175,599	$138,730	$150,140
Days sales outstanding (DSO)	66	78	73	64	62

Inventories	$140,113	$127,394	$110,394	$125,687	$109,934
Ending inventory turns	5.5	5.6	5.8	4.0	5.0

Weeks of channel inventory:
U.S. retail channel	9.3	9.0	10.0	9.9	9.8
U.S. distribution channel	5.4	4.7	6.7	6.1	5.7
EMEA distribution channel	4.2	3.6	4.5	6.0	5.7
APAC distribution channel	4.0	5.5	5.9	4.9	4.5
Deferred revenue	$18,381	$27,538	$20,957	$17,405	$15,917

Headcount	686	654	646	625	607
Non-GAAP Diluted shares	37,340	36,843	36,009	35,943	35,716